EXHIBIT 10.1

                              FIRST AMENDMENT TO
                     SWINE PRODUCTION SERVICES AGREEMENT


          THIS FIRST AMENDMENT TO SWINE PRODUCTION SERVICES AGREEMENT is entered into effective as of the 26th day of July, 1996, by and between ALLIANCE FARMS COOPERATIVE ASSOCIATION (hereinafter "Association") and FARMLAND INDUSTRIES, INC. (hereinafter "Farmland").

          WHEREAS, Association and Farmland are parties to a Swine Production Services Agreement, dated as of July 13, 1994 (the "Agreement");

          WHEREAS, Association and Farmland desire to amend the Agreement as hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree that the Agreement be amended as follows:

          1. Effective March 1, 1996, Section 10(d)(ii) of the Agreement hereby is amended by deleting the reference to "$20.00" therein and inserting in lieu thereof "$10.00" such that said Section 10(d)(ii) shall read in its entirety as follows:

               (ii) HANDLING FEE. A handling fee of $10.00 per head, which shall be increased, on an annual basis, by a percentage rate equal to the annual rate of inflation, as disclosed by the Consumer Price Index
          - Retail Index as published by the United States Department of Commerce using the Index for 1994 as the base year for purposes of the calculations required by this subsection (d)(ii).

          2. Effective September 1, 1995, Section 10 of the Agreement hereby is further amended by inserting a new Section 10(j) immediately following the existing Section 10(i) of the Agreement, which new Section 10(j) shall read in its entirety as follows:

               (i) UNPURCHASED GILTS. With respect to any gilts that survive finishing by Farmland for use as breeding stock by the Association and are not repurchased by the Association as contemplated by subsection
          (a) of this Section, Farmland shall either (i) market such gilts for slaughter or (ii) retain such gilts for use as breeding stock. Farmland shall pay to the Association a $10.00 per head fee for the gilts retained by Farmland for use as breeding stock, which fee shall be payable promptly upon the gilts being placed in service as breeding stock.

          3. Except as expressly amended hereby, all of the terms, conditions and provisions of the Agreement shall remain unamended and in full force and effect in accordance therewith and are hereby ratified and confirmed. The amendments provided herein shall be limited precisely as drafted and shall not constitute an amendment of any other term, condition or provision of the Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Swine Production Services Agreement as of the day and year first above written.

                              ALLIANCE FARMS COOPERATIVE
                              ASSOCIATION


                              By:
                                   Name:
                                   Title:

                              FARMLAND INDUSTRIES, INC.


                              By:
                                   Name:
                                   Title: